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                                                                       Exhibit 1
                                                                       ---------



          The undersigned agree that the foregoing Statement on Schedule 13D, dated April 16, 1999 is being filed with the Securities and Exchange Commission on behalf of New York Farm Bureau Service Company, Inc., a New York corporation, and New York Farm Bureau, Inc., a New York not-for-profit corporation.



                                 New York Farm Bureau Service Company,
                                 Inc.

April 16, 1999                   By:    /s/ Jeffery H. Kirby
                                        ---------------------------------
                                          Jeffery H. Kirby
                                          Administrator and Secretary/Treasurer



                                 New York Farm Bureau, Inc.

April 16, 1999                   By:    /s/ Jeffery H. Kirby
                                        ---------------------------------
                                          Jeffery H. Kirby
                                          Administrator and Secretary/Treasurer